As filed with the Securities and Exchange Commission on September 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Windtree Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3171943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(215) 488-9300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Craig E. Fraser

President & Chief Executive Officer

Windtree Therapeutics, Inc.

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(215) 488-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachael M. Bushey, Esq. Jennifer L. Porter, Esq. Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103 (215) 981-4331

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 par value per share	(1)
Preferred Stock, par value $0.001 par value per share	(1)
Debt Securities	(1)
Warrants	(1)
Units	(1)
Subscription Rights	(1)
Total	75,000,000 (2)	9,735 (3)

(1)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock or Preferred Stock and amount of Debt Securities is being registered as may be issued from time to time upon conversion of or exchange for any Debt Securities or Preferred Stock registered hereunder that provide for conversion or exchange, upon exercise of Warrants or Subscription Rights or pursuant to any anti-dilution adjustments with respect to any such securities.

(2)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock or Preferred Stock or amount of Debt Securities that are issued upon conversion of or exchange for any Debt Securities or Preferred Stock or upon exercise of Warrants or Subscription Rights registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $75,000,000.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●

a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $75,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, units and/or subscription rights; and

●

a prospectus relating to an At The Market Offering Agreement, or the sales agreement, with Ladenburg Thalmann & Co. Inc., covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $10,000,000 of the registrant’s common stock that may be issued and sold from time to time under the sales agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

The prospectus relating to the sales agreement immediately follows the base prospectus. The $10,000,000 of common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon any termination of the sales agreement or suspension of termination of the sales agreement prospectus, any portion of the $10,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $10,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 17, 2020.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Subscription Rights

We may offer and sell up to $75,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and any free writing prospectus before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WINT.” On September 16, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $6.79 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $75,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, references in this prospectus to “Windtree,” “Windtree Therapeutics,” “the Company,” “we,” “our,” and “us” refer to Windtree Therapeutics, Inc., a Delaware corporation, and our consolidated subsidiaries.

We use “Windtree Therapeutics,” as our trademark, and we have been granted a trademark or have a trademark application on file with the United States Patent and Trademark Office. All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us, by any other companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.windtreetx.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein and you should not consider it part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 3, 2020;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and June 30, 2020, filed with the SEC on May 13, 2020 and August 14, 2020;
●	Our Current Reports on Form 8-K filed with the SEC on March 13, 2020, March 23, 2020, April 24, 2020, April 29, 2020, April 30, 2020, May 7, 2020, May 22, 2020, July 15, 2020 and July 23, 2020; and
●	The description of our common stock included in our Form 8-A filed with the SEC on May 15, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a copy, without charge, of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Windtree Therapeutics, Inc.

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(215) 488-9300
Attention: Chief Financial Officer

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements about:

●	our estimates regarding future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing;
●	how long we can continue to fund our operations with our existing cash and cash equivalents;
●	delays in our anticipated clinical timelines and milestones associated with COVID-19;
●	the results, cost and timing of our preclinical studies and clinical trials, as well as the number of required trials for regulatory approval and the criteria for success in such trials;
●

legal and regulatory developments in the U.S. and foreign countries, including any actions or advice that may affect the design, initiation, timing, continuation, progress or outcome of clinical trials or result in the need for additional clinical trials;

●	the difficulties and expenses associated with obtaining and maintaining regulatory approval of our product candidates, and the indication and labeling under any such approval;
●	our plans and ability to successfully execute development activities and commercialize our product candidates;
●	risks related to manufacturing active pharmaceutical ingredients, drug product, medical devices and other materials we need;
●	the size and growth of the potential markets for our product candidates, the rate and degree of market acceptance of our product candidates and our ability to serve those markets;
●	the success of competing therapies and products that are or become available;
●	our ability to limit our exposure under product liability lawsuits;
●	our ability to obtain and maintain intellectual property protection for our product candidates;
●	recently enacted and future legislation regarding the healthcare system, including changes to the Patient Protection and Affordable Care Act;
●	delays, interruptions or failures in the manufacture and supply of our product candidates;
●	the performance of third parties upon which we depend, including third-party contract research organizations, contract manufacturing organizations, contractor laboratories and independent contractors;
●	our ability to recruit or retain key scientific, commercial or management personnel or to retain our executive officers; and
●

our ability to maintain proper functionality and security of our internal computer and information systems and prevent or avoid cyber-attacks, malicious intrusion, breakdown, destruction, loss of data privacy or other significant disruption.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in, or incorporated by reference in, this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and in our other filings made from time to time with the SEC after the date of this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus and the documents incorporated by reference herein, and any free writing prospectus, as applicable. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

ABOUT WINDTREE THERAPEUTICS, INC.

Company Overview

We are a clinical-stage, biopharmaceutical and medical device company focused on the development of novel therapeutics intended to address significant unmet medical needs in important acute care markets. Our development programs are primarily focused in the treatment of acute cardiovascular and pulmonary diseases. Our lead cardiovascular product candidate istaroxime, a first-in-class, dual-acting agent is being developed to improve cardiac function in patients with acute heart failure, or AHF, and cardiogenic shock with a potentially differentiated safety profile from existing treatments. Istaroxime demonstrated significant improvement in diastolic and systolic function in phase 2 clinical trials and has been granted Fast Track designation for the treatment of AHF by the U.S. Food and Drug Administration, or FDA. Our lead pulmonary product candidate is AEROSURF (lucinactant for inhalation), a novel drug/medical device combination for non-invasive delivery of our proprietary aerosolized KL4 surfactant, using our proprietary aerosol delivery system, or ADS, technology for the treatment of respiratory distress syndrome, or RDS, in premature infants. AEROSURF has been granted Fast Track designation by the FDA for the treatment of RDS. We are also developing plans to conduct a small pilot study of our proprietary KL4 surfactant for the treatment of lung injury resulting from severe novel coronavirus, or COVID-19, infections, if we are able to secure the required regulatory approvals to initiate the study. Our other drug product candidates include rostafuroxin, a novel medicine for the treatment of hypertension in patients with a specific genetic profile. We also have a number of pipeline preclinical product candidates that we are evaluating for progression into clinical development. We are evaluating and pursuing a number of early exploratory research programs to identify potential product candidates, including oral and intravenous SERCA-2a heart failure compounds and other product candidates utilizing our KL4 surfactant and ADS technologies.

Corporate History and Information

We were incorporated in Delaware on November 6, 1992. Our principal executive offices are located at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, and our telephone number is (215) 488-9300. Our website address is www.windtreetx.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein and you should not consider it part of this prospectus. We have included our website address as an inactive textual reference only. Unless the context otherwise requires, references in this prospectus to “Windtree,” “Windtree Therapeutics,” “the Company,” “we,” “our,” and “us” refer to Windtree Therapeutics, Inc., a Delaware corporation, and our consolidated subsidiaries.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors included in our Annual Report on Form 10-K filed with the SEC for the most recent year, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, together with all of the other information included in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the other information incorporated by reference herein and therein. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business, financial condition, results of operations and prospects. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and/or general corporate purposes. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus will be set forth in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, and Amended and Restated By-Laws, or the By-Laws, which have been publicly filed with the SEC. See “Where You Can Find More Information.” For a complete description, you should refer to our Certificate of Incorporation and By-Laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

Our Certificate of Incorporation authorizes 120,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

As of September 17, 2020, there were 16,886,482 shares of our common stock issued and outstanding. Subject to any preferential rights of any preferred stock created by our board of directors, or the Board, holders of our common stock are entitled to such dividends, if any, as our Board may declare from time to time out of funds that we can legally use to pay dividends.

Holders of our common stock are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. Upon our liquidation, dissolution or winding-up, holders of our common stock will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of common stock are, and the shares offered by this prospectus, when issued and paid for, will be, validly issued, fully paid and nonassessable. The rights and privileges of the holders of our common stock are subject to and may be adversely effected by the rights of the holders of shares of any series of preferred stock that we may issue.

Preferred Stock

Our Board may divide the preferred stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences and limitations of any series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock.

Common Stock Warrants

May 2020 Warrants

On May 22, 2020, we completed a registered public offering for the purchase of an aggregate of 3,172,413 units consisting of: (i) one share of our common stock and (ii) a warrant to purchase one share of our common stock at an exercise price per share of common stock equal to $7.975, or the May 2020 warrants. As of September 17, 2020, there are 3,154,663 May 2020 warrants currently outstanding. The May 2020 warrants were immediately exercisable upon issuance, in whole or in part, and expire on May 22, 2025. The May 2020 warrants may not be exercised to the extent that, following such exercise, the holder would beneficially own more than 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of our outstanding shares of common stock, except that upon at least sixty-one (61) days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s May 2020 warrants up to 9.99% (or up to 19.99% upon prior written approval of the Company) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the May 2020 warrants. The May 2020 warrants contain customary provisions that adjust the exercise price and the number of shares in the event of a corporate transaction.

December 2019 Private Placement Warrants

On December 6, 2019, we completed a private placement offering with select institutional investors for the purchase of an aggregate of 2,916,666 shares of common stock and we issued Series I Warrants to purchase up to 1,458,333 shares of our common stock, at an exercise price equal to $12.09 per share, or the Series I Warrant Shares. The Series I Warrants may be exercised on the six-month anniversary of the date of issuance and through the 5-year anniversary of the date of issuance. The Series I Warrants may be exercised for cash or on a cashless basis if there is no effective registration statement registering the resale of the Series I Warrant Shares and may not be exercised to the extent that the holder thereof would, following such exercise or conversion, beneficially own more than 4.99% (or such other percent as designated by each holder not to exceed 19.99%) of our outstanding shares of common stock. The Series I Warrants contain customary provisions that adjust the exercise price and the number of Series I Warrant Shares in the event of a corporate transaction. On May 6, 2020, we entered into an amendment with certain holders of our Series I Warrants pursuant to which the exercise price of the Series I Warrant was amended from $12.09 to $9.67 if the Series I Warrant is exercised, in whole or in part, prior to December 5, 2021.

December 2018 Private Placement Warrants

On December 21, 2018, we completed a private placement offering with select institutional investors for the purchase of an aggregate of 3,928,513 shares of our common stock. In connection with this financing, we issued (i) Series F Warrants to purchase an aggregate of 667,847 shares of common stock, at an exercise price equal to $11.04 per share, which are exercisable through the 18-month anniversary of the date of issuance, or the Series F Warrants, and (ii) Series G Warrants to purchase an aggregate of 1,296,410 shares of common stock, at an exercise price equal to $12.15 per share, which are exercisable through the 5-year anniversary of the date of issuance, or the Series G Warrants and, together with the Series F Warrants, the December 2018 Warrants. The December 2018 Warrants (i) may not be exercised to the extent that, following such exercise, the holder would beneficially own more than 9.99% (or other percent as designated by each holder) of our outstanding shares of common stock, and (ii) otherwise contain customary provisions that adjust the exercise price and the number of shares of common stock into which they may be exercised in the event of a corporate transaction. On April 24, 2020, we entered into an amendment with the holders of our Series F Warrants whereby the expiration date of the Series F Warrant was extended from June 24, 2020 to December 24, 2020.

AEROSURF Warrants (December 2018)

In connection with our acquisition of CVie Investments Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, our Board declared a dividend to the holders of record of our outstanding shares of common stock, and holders of certain warrants to purchase common stock, that were outstanding on December 20, 2018 of 0.6148 Series H (AEROSURF) Warrant, for each share of common stock held by a shareholder or each warrant held by a warrant holder, as applicable, on the record date, or the AEROSURF Warrants. The Company expects to distribute AEROSURF Warrants that are exercisable for an aggregate of 987,722 shares of common stock. Each AEROSURF Warrant has a term of five years and provides for automatic exercise into one share of common stock, without any exercise price, upon the Company’s public announcement of the dosing of the first human subject enrolled in the Company’s phase 3 clinical trial for AEROSURF.

Battelle Collaboration Agreement Warrants (October 2014 and December 2018)

We entered into the Battelle Collaboration Agreement with Battelle Memorial Institute, or Battelle, in October 2014, which was amended in August 2015 and March 2016, for the development of a new version of our ADS. In connection with the Battelle Collaboration Agreement, on October 10, 2014, we issued to Battelle warrants to purchase 1,190 shares of common stock, exercisable at a price of $4,200.00 per share, which expire on October 10, 2024. In December 2018, we and Battelle entered into the Battelle Payment Restructuring, which reflected the terms of an October 2017 nonbinding memorandum of understanding, in which we outlined terms to restructure approximately $4.3 million then due to Battelle, under a Research and Development Services Agreement dated as of June 22, 2012 and the Battelle Collaboration Agreement. In connection with the Battelle Payment Restructuring, on December 11, 2018, we issued to Battelle warrants to purchase 25,000 shares of common stock, exercisable at a price of $19.50 per share, which expire on December 7, 2023.

Panacea Venture Management Company Ltd. Warrants (July 2018)

On July 2, 2018, we issued to Panacea Venture Management Company Ltd., or Panacea, a Secured Convertible Promissory Note, or the Panacea Note, with respect to a loan facility in the aggregate amount of up to $1.5 million, which was funded in two loans of $1.0 million on the date of the Panacea Note and $0.5 million on July 23, 2018. In connection with the Panacea Note, we issued to Panacea warrants, or the Series D Warrants, to purchase 62,500 shares, or the Series D Warrant Shares, at an exercise price of $12.00 per Series D Warrant Share, or the Exercise Price. The Series D Warrants may be exercised at any time beginning six months after the date of issuance and through the fifth anniversary of the date of issuance. The Series D Warrants may not be exercised to the extent that the holder thereof would, following such exercise, beneficially own more than 9.99% (or such other percent as designated by each holder) of the Company’s outstanding shares of common stock, which percentage may be increased, decreased or waived by such holder upon sixty-one (61) days’ notice to us. The Series D Warrants also contain customary provisions that adjust the Exercise Price and the number of Series D Warrant Shares in the event of a corporate transaction.

LPH II Warrants (April 2018)

On March 30, 2018, LPH II Investments Ltd. invested $2.6 million in us and acquired 180,555 shares of common stock and 45,139 Series C Warrants to purchase 45,139 shares of common stock, at an exercise price of $16.56 per Series C Warrant Share. The Series C Warrants may be exercised at any time beginning six months after the date of issuance and through the seventh anniversary of the date of issuance. The Series C Warrants may be exercised for cash or on a cashless basis if there is no effective registration statement registering the resale of the Series C Warrant Shares and may not be exercised to the extent that the holder thereof would, following such exercise, beneficially own more than 9.99% (or such other percent as designated by each holder) of the Company’s outstanding shares of common stock, which percentage may be increased, decreased or waived by such holder upon sixty-one (61) days’ notice to us. The Series C Warrants also contain customary provisions that adjust the exercise price and the number of Series C Warrant Shares in the event of a corporate transaction.

February 2017 Private Placement Warrants

On February 15, 2017, we completed a private placement offering of 2,349 Series A Convertible Preferred Stock units. Each unit consisted of: (i) one share of Series A Convertible Preferred Stock, par value $0.001 per share; and (ii) 16 Series A-1 Warrants to purchase one share of common stock at an exercise price equal to $82.20 per share. As of September 17, 2020, there are 117,485 Series A-1 Warrants currently outstanding. The Series A-1 Warrants may be exercised at any time beginning six months after the date of issuance and through the seventh anniversary of the date of issuance. The Series A-1 Warrants may not be converted or exercised to the extent that the holder would, following such exercise or conversion, beneficially own more than 9.99% (or other lesser percent as designated by each holder) of our outstanding shares of common stock.

July 2015 Warrants

On July 22, 2015, we completed a registered public offering of 29,861 Series A units and 50,000 Series B units. Each Series A unit consisted of one share of common stock and a Series A warrant to purchase one share of common stock at an exercise price of $588.00 per share. Each Series B unit consisted of a fully paid pre-funded Series B warrant to purchase one share of common stock at an exercise price of $504.00 per share, and a Series B warrant to purchase one share of common stock at an exercise price of $588.00 per share. As of December 31, 2017, all pre-funded Series B warrants were exercised. The Series A and Series B warrants, collectively the July 2015 Warrants, are exercisable immediately through the seventh anniversary of the date of issuance. The July 2015 Warrants may not be exercised to the extent that the holder would, following such exercise, beneficially own more than 9.99% (or 4.99% as may be elected by each holder) of our outstanding shares of common stock.

Anti-Takeover Effects of Provisions of the General Corporation Law of the State of Delaware, our Certificate of Incorporation and our By-Laws

Certificate of Incorporation and By-Laws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. According to Section 242 of the General Corporation Law of the State of Delaware, or the DGCL, and our By-Laws, the affirmative vote of holders of at least a majority of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend certain provisions of our Certificate of Incorporation. Further, our By-Laws provide that stockholder actions may be effected at a duly called meeting of stockholders or by written consent.

Our By-Laws further provide the Board with the exclusive right to increase or decrease the size of the Board (not less than three), and with the right to elect directors to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director.

Section 203 of the DGCL

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts our ability to enter into business combinations with an interested stockholder, the owner of 15% or more of the corporation’s voting stock, or an interested stockholder’s affiliates or associates, for a period of three years after such person became an interested stockholder. These restrictions do not apply if:

●	before becoming an interested stockholder, our Board approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

●

upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

●

on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our Board and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Choice of Forum

Our Certificate of Incorporation provides that, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or Certificate of Incorporation or By-Laws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The exclusive forum provision in our Certificate of Incorporation shall not apply to any actions or proceedings brought against us under the Securities Act or Exchange Act, whereby the U.S. District Court for the District of Delaware shall be the sole and exclusive forum.

Limitations of Liability and Indemnification Matters

Pursuant to our By-Laws, we indemnify our directors to the maximum extent permissible under the DGCL. In addition, we have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of ours, and otherwise to the fullest extent permitted under the DGCL and our By-Laws. These provisions may be held not to be enforceable for violations of the federal securities laws of the U.S.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “WINT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, New York 10004.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Windtree,” “Windtree Therapeutics,” “the Company,” “we,” “our” or “us” refer to Windtree Therapeutics, Inc., a Delaware corporation excluding our consolidated subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and set forth or determined in the manner provided in a resolution of our Board, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be issued in one or more series. Unless otherwise set forth in a resolution of our Board, in an officer’s certificate or by a supplemental indenture detailing the adoption of a series of debt securities, all securities in a series shall be identical. Debt securities may differ between series with respect to any term, provided, that all series of debt securities shall be equally and ratably entitled to the benefits of the indenture. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);
●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	the date or dates on which the principal of the securities of the series is payable;
●

the interest rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such interest rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

●

the place or places where principal of, premium, if any, and interest, if any, is payable on the debt securities (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
●

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
●

if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●

the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;
●

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
●

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder. (Section 2.7)

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

Unless otherwise specified in the resolutions of our Board, officer’s certificate or supplemental indenture establishing a series of debt securities, “Event of Default” means with respect to any series of debt securities, any of the following:

●

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of thirty (30) days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the thirty (30)-day period);

●	default in the payment of principal of any security of that series at its maturity;
●

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of sixty (60) days after we receive written notice from the trustee or Windtree and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and
●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within thirty (30) days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within sixty (60) days. (Section 6.7)

No holder of debt securities under the indenture may use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder of debt securities. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within one hundred twenty (120) days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within ninety (90) days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default (except if such Default or Event of Default has been validly cured or waived before the trustee gives such notice). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;
●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
●	to provide for uncertificated securities in addition to or in place of certificated securities;
●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
●	to surrender any of our rights or powers under the indenture;
●	to add covenants or events of default for the benefit of the holders of debt securities of any series;
●	to comply with the applicable procedures of the applicable depositary;
●	to make any change that does not adversely affect the rights of any holder of debt securities;
●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
●

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the written consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;
●

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
●

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability.

This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy. (Section 10.8)

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the applicable prospectus supplement. Those terms may include:

●

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
●	the terms of any rights to redeem or call the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	United States Federal income tax consequences applicable to the warrants; and
●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;
●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
●	exercise any rights as stockholders of Windtree.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Warrant Agent

The warrant agent for any warrants will be set forth in the applicable prospectus supplement.

Description of Outstanding Warrants

See “Description of Our Capital Stock — Common Stock Warrants” for a description of our outstanding warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;
●	a “banking organization” within the meaning of the New York Banking Law;
●	a member of the Federal Reserve System;
●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least fifteen (15) days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within ninety (90) days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
●

an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.

Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market offerings,” negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on the Nasdaq Capital Market, subject to official notice of issuance. Any other securities sold pursuant to this prospectus may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Troutman Pepper Hamilton Sanders LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Windtree Therapeutics, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Subscription Rights

____________________________________

PROSPECTUS

____________________________________

, 2020

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 17, 2020

PROSPECTUS

Up to $10,000,000

Common Stock

We have entered into an At The Market Offering Agreement, or the sales agreement, with Ladenburg Thalmann & Co. Inc., or Ladenburg, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock, $0.001 par value per share, or common stock, having an aggregate offering price of up to $10,000,000 from time to time through Ladenburg, acting as sales agent.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “WINT.” On September 16, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $6.79 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, or in privately negotiated transactions. Ladenburg is not required to sell any specific number or dollar amounts of securities, but will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Ladenburg and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Ladenburg will be entitled to compensation at a commission rate of 3.0% of the aggregate gross sales price per share sold. See “Plan of Distribution” beginning on page 14 for additional information regarding Ladenburg’s compensation. In connection with the sale of our common stock on our behalf, Ladenburg may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Ladenburg may be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann

The date of this prospectus is               , 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of shares of our common stock in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Ladenburg has not, authorized anyone to provide you with any information other than that contained in or incorporated by reference in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Ladenburg take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Ladenburg is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, references in this prospectus to “Windtree,” “Windtree Therapeutics,” “the Company,” “we,” “our,” and “us” refer to Windtree Therapeutics, Inc., a Delaware corporation, and our consolidated subsidiaries.

We use “Windtree Therapeutics,” as our trademark, and we have been granted a trademark or have a trademark application on file with the United States Patent and Trademark Office. All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us, by any other companies.

MARKET AND INDUSTRY DATA

This prospectus, including the information incorporated by reference herein, contains estimates, projections and other information concerning our industry, our business, and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Unless otherwise expressly stated, we obtained the industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry, medical and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. All market and industry data used involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

In addition, while we believe the industry, market and competitive position data included in this prospectus, including the information incorporated by reference herein is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those described in the section titled “Risk Factors,” beginning on page 5 and the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, as well as in our subsequent Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K filed with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

PROSPECTUS SUMMARY

The following summary highlights information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus and any related free writing prospectus, as well as the information under the caption “Risk Factors” beginning on page 5 of this prospectus and the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, as well as our financial statements and the related notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 and any subsequent Quarterly Report on Form 10-Q incorporated by reference herein.

Company Overview

We are a clinical-stage, biopharmaceutical and medical device company focused on the development of novel therapeutics intended to address significant unmet medical needs in important acute care markets. Our development programs are primarily focused in the treatment of acute cardiovascular and pulmonary diseases. Our lead cardiovascular product candidate istaroxime, a first-in-class, dual-acting agent is being developed to improve cardiac function in patients with acute heart failure, or AHF, and cardiogenic shock with a potentially differentiated safety profile from existing treatments. Istaroxime demonstrated significant improvement in diastolic and systolic function in phase 2 clinical trials and has been granted Fast Track designation for the treatment of AHF by the U.S. Food and Drug Administration, or FDA. Our lead pulmonary product candidate is AEROSURF (lucinactant for inhalation), a novel drug/medical device combination for non-invasive delivery of our proprietary aerosolized KL4 surfactant, using our proprietary aerosol delivery system, or ADS, technology for the treatment of respiratory distress syndrome, or RDS, in premature infants. AEROSURF has been granted Fast Track designation by the FDA for the treatment of RDS. We are also developing plans to conduct a small pilot study of our proprietary KL4 surfactant for the treatment of lung injury resulting from severe novel coronavirus, or COVID-19, infections, if we are able to secure the required regulatory approvals to initiate the study. Our other drug product candidates include rostafuroxin, a novel medicine for the treatment of hypertension in patients with a specific genetic profile. We also have a number of pipeline preclinical product candidates that we are evaluating for progression into clinical development. We are evaluating and pursuing a number of early exploratory research programs to identify potential product candidates, including oral and intravenous SERCA-2a heart failure compounds and other product candidates utilizing our KL4 surfactant and ADS technologies.

Our Development Programs

The table below summarizes the current status and anticipated milestones for our principal product development programs. However, due to the recent global outbreak of COVID-19, our clinical trials and next expected milestones of our product candidates may be impacted, and we may experience delays in anticipated timelines and milestones.

Product Candidate	Indication	Status	Next Expected Milestone
Istaroxime	AHF	Phase 2b	Initiate start-up activities for second phase 2b clinical trial in ~300 patients in second half of 2020.
Istaroxime	Early Cardiogenic Shock	Phase 2a	Initiate phase 2a clinical trial in ~60 patients by end of third quarter 2020.
AEROSURF (aerosolized KL4 surfactant)	RDS	Phase 2b	Initiated in second quarter of 2020 a ~90-patient bridging study with new ADS (developed for use in our phase 3 program), relying on licensee resources.
Rostafuroxin	Genetically Associated Hypertension	Phase 2b	Out-licensing.
Lyophilized KL4 Surfactant	Lung Injury resulting from COVID-19	Pilot	Program planning; targeted IND filing in the third quarter of 2020 and a targeted start date in the second-half of 2020, subject to securing the required regulatory approval to initiate the study.

Corporate Information

We were incorporated in Delaware on November 6, 1992. Our principal executive offices are located at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, and our telephone number is (215) 488-9300. Our website address is www.windtreetx.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein and you should not consider it part of this prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $10,000,000.
Common stock to be outstanding after this offering

Up to 18,341,486 shares of common stock (as more fully described in the notes following this table), assuming sales of 1,472,754 shares of our common stock in this offering at an offering price of $6.79 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on September 16, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through the sales agent, Ladenburg. See “Plan of Distribution” on page 14.
Use of Proceeds

We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include capital expenditures, research and development, general and administrative expenses and repayment of indebtedness. See “Use of Proceeds” on page 8.

Risk Factors

An investment in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and the other information included in this prospectus and incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“WINT”

The number of shares of our common stock that will be outstanding after this offering is based on 16,868,732 shares of common stock outstanding as of June 30, 2020, and excludes, in each case as of June 30, 2020:

●	1,761,949 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2020, at a weighted-average exercise price of $17.41 per share;
●	7,913,900 shares of our common stock issuable upon the exercise of the warrants outstanding as of June 30, 2020, at a weighted-average exercise price of $16.38 per share;
●	159,556 shares of common stock available for future grant as of June 30, 2020 under our 2011 Long-Term Incentive Plan, as amended; and
●	35,000 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2020.

Unless otherwise stated, all information contained in this prospectus reflects an assumed public offering price of $6.79 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on September 16, 2020.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the following risks and uncertainties as well as the risks and uncertainties described in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on April 3, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 13, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, as filed with the SEC on August 14, 2020, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated in this prospectus by reference in their entirety, together with other information in this prospectus, the information and documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering before you make a decision to invest in our common stock. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business, operating results, prospects or financial condition. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development, general and administrative expenses and repayment of indebtedness. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 1,472,754 shares are sold at an assumed offering price of $6.79 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 16, 2020, for aggregate gross proceeds of $10,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $6.78 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of June 30, 2020 after giving effect to this offering and the assumed offering price. To the extent that any options or warrants are exercised, any restricted stock units vest and are settled, any new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with strategic and other transactions), you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $10,000,000 from time to time in connection with this offering. The actual number of shares of common stock that may be issued and sold in this offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any shares are actually sold in this offering (which may be influenced by market conditions, the trading price of our common stock and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The issuance and sale from time to time of these new shares of common stock, or the mere fact that we are able to issue and sell these shares in this offering, could cause the market price of our common stock to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of June 30, 2020, 1,956,505 shares of common stock were either subject to outstanding options or restricted stock unit awards, or reserved for future issuance under our equity incentive plans and are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and 7,913,900 shares are reserved for the exercise of warrants outstanding.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent, Ladenburg, at any time throughout the term of the sales agreement. The number of shares that are sold through Ladenburg after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Ladenburg in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

Sales of common stock offered hereby will be in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, or the Board, or any restrictions we may place in any applicable placement notice delivered to Ladenburg, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering, contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements about:

●	our estimates regarding future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing;
●	how long we can continue to fund our operations with our existing cash and cash equivalents;
●	delays in our anticipated clinical timelines and milestones associated with COVID-19;
●	the results, cost and timing of our preclinical studies and clinical trials, as well as the number of required trials for regulatory approval and the criteria for success in such trials;
●

legal and regulatory developments in the U.S. and foreign countries, including any actions or advice that may affect the design, initiation, timing, continuation, progress or outcome of clinical trials or result in the need for additional clinical trials;

●	the difficulties and expenses associated with obtaining and maintaining regulatory approval of our product candidates, and the indication and labeling under any such approval;
●	our plans and ability to successfully execute development activities and commercialize our product candidates;
●	risks related to manufacturing active pharmaceutical ingredients, drug product, medical devices and other materials we need;
●	the size and growth of the potential markets for our product candidates, the rate and degree of market acceptance of our product candidates and our ability to serve those markets;
●	the success of competing therapies and products that are or become available;
●	our ability to limit our exposure under product liability lawsuits;
●	our ability to obtain and maintain intellectual property protection for our product candidates;
●	recently enacted and future legislation regarding the healthcare system, including changes to the Patient Protection and Affordable Care Act;
●	delays, interruptions or failures in the manufacture and supply of our product candidates;
●	the performance of third parties upon which we depend, including third-party contract research organizations, contract manufacturing organizations, contractor laboratories and independent contractors;
●	our ability to recruit or retain key scientific, commercial or management personnel or to retain our executive officers; and
●

our ability to maintain proper functionality and security of our internal computer and information systems and prevent or avoid cyber-attacks, malicious intrusion, breakdown, destruction, loss of data privacy or other significant disruption.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in, or incorporated by reference in, this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and in our other filings made from time to time with the SEC after the date of this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus and the documents incorporated by reference herein, and any free writing prospectus, as applicable. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $10,000,000 from time to time. Because there is no minimum offering amount required pursuant to the sales agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.

We currently intend to use the net proceeds from the sale of the common stock offered by us hereunder, if any, for working capital and general corporate purposes, which may include capital expenditures, research and development, general and administrative expenses and repayment of indebtedness. As of the date of this prospectus, we cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments or other securities.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2020, our historical net tangible book value was $(9.3) million, or $(0.55) per share, based on 16,868,732 shares of common stock outstanding as of June 30, 2020.

After giving effect to the sale of our common stock in the aggregate amount of $10.0 million in this offering at an assumed offering price of $6.79, the last reported sale price of our common stock on the Nasdaq Capital Market on September 16, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $0.2 million, or $0.01 per share. This represents an immediate increase in net tangible book value of $0.56 per share to existing stockholders and immediate dilution in net tangible book value of $6.78 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$6.79
Net tangible book value per share as of June 30, 2020	$(0.55)
Increase per share attributable to new investors	$0.56
As adjusted net tangible book value per share after this offering		$0.01
Dilution per share to new investors		$6.78

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase (decrease) of $1.00 per share in the price at which the shares are sold from the assumed offering price of $6.79 per share shown in the table above, assuming all of our common stock in the aggregate amount of $10.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $0.01 per share and would increase (decrease) the dilution in net tangible book value per share to new investors by $1.00 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants are exercised or outstanding restricted stock awards vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 16,868,732 shares of common stock outstanding as of June 30, 2020, and excludes, in each case as of June 30, 2020:

●	1,761,949 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2020, at a weighted-average exercise price of $17.41 per share;
●	7,913,900 shares of our common stock issuable upon the exercise of the warrants outstanding as of June 30, 2020, at a weighted-average exercise price of $16.38 per share;
●	159,556 shares of common stock available for future grant as of June 30, 2020 under our 2011 Long-Term Incentive Plan, as amended; and
●	35,000 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2020.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, and Amended and Restated By-Laws, or the By-Laws, which have been publicly filed with the SEC. See “Where You Can Find More Information.” For a complete description, you should refer to our Certificate of Incorporation and By-Laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by Delaware law.

General

Our Certificate of Incorporation authorizes 120,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

As of September 17, 2020, there were 16,886,482 shares of our common stock issued and outstanding. Subject to any preferential rights of any preferred stock created by Board, holders of our common stock are entitled to such dividends, if any, as our Board may declare from time to time out of funds that we can legally use to pay dividends.

Holders of our common stock are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. Upon our liquidation, dissolution or winding-up, holders of our common stock will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of common stock are, and the shares offered by this prospectus, when issued and paid for, will be, validly issued, fully paid and nonassessable. The rights and privileges of the holders of our common stock are subject to and may be adversely effected by the rights of the holders of shares of any series of preferred stock that we may issue.

Preferred Stock

Our Board may divide the preferred stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences and limitations of any series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock.

Common Stock Warrants

May 2020 Warrants

On May 22, 2020, we completed a registered public offering for the purchase of an aggregate of 3,172,413 units consisting of: (i) one share of our common stock and (ii) a warrant to purchase one share of our common stock at an exercise price per share of common stock equal to $7.975, or the May 2020 warrants. As of September 17, 2020, there are 3,154,663 May 2020 warrants currently outstanding. The May 2020 warrants were immediately exercisable upon issuance, in whole or in part, and expire on May 22, 2025. The May 2020 warrants may not be exercised to the extent that, following such exercise, the holder would beneficially own more than 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of our outstanding shares of common stock, except that upon at least sixty-one (61) days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s May 2020 warrants up to 9.99% (or up to 19.99% upon prior written approval of the Company) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the May 2020 warrants. The May 2020 warrants contain customary provisions that adjust the exercise price and the number of shares in the event of a corporate transaction.

December 2019 Private Placement Warrants

On December 6, 2019, we completed a private placement offering with select institutional investors for the purchase of an aggregate of 2,916,666 shares of common stock and we issued Series I Warrants to purchase up to 1,458,333 shares of our common stock, at an exercise price equal to $12.09 per share, or the Series I Warrant Shares. The Series I Warrants may be exercised on the six-month anniversary of the date of issuance and through the 5-year anniversary of the date of issuance. The Series I Warrants may be exercised for cash or on a cashless basis if there is no effective registration statement registering the resale of the Series I Warrant Shares and may not be exercised to the extent that the holder thereof would, following such exercise or conversion, beneficially own more than 4.99% (or such other percent as designated by each holder not to exceed 19.99%) of our outstanding shares of common stock. The Series I Warrants contain customary provisions that adjust the exercise price and the number of Series I Warrant Shares in the event of a corporate transaction. On May 6, 2020, we entered into an amendment with certain holders of our Series I Warrants pursuant to which the exercise price of the Series I Warrant was amended from $12.09 to $9.67 if the Series I Warrant is exercised, in whole or in part, prior to December 5, 2021.

December 2018 Private Placement Warrants

On December 21, 2018, we completed a private placement offering with select institutional investors for the purchase of an aggregate of 3,928,513 shares of our common stock. In connection with this financing, we issued (i) Series F Warrants to purchase an aggregate of 667,847 shares of common stock, at an exercise price equal to $11.04 per share, which are exercisable through the 18-month anniversary of the date of issuance, or the Series F Warrants, and (ii) Series G Warrants to purchase an aggregate of 1,296,410 shares of common stock, at an exercise price equal to $12.15 per share, which are exercisable through the 5-year anniversary of the date of issuance, or the Series G Warrants and, together with the Series F Warrants, the December 2018 Warrants. The December 2018 Warrants (i) may not be exercised to the extent that, following such exercise, the holder would beneficially own more than 9.99% (or other percent as designated by each holder) of our outstanding shares of common stock, and (ii) otherwise contain customary provisions that adjust the exercise price and the number of shares of common stock into which they may be exercised in the event of a corporate transaction. On April 24, 2020, we entered into an amendment with the holders of our Series F Warrants whereby the expiration date of the Series F Warrant was extended from June 24, 2020 to December 24, 2020.

AEROSURF Warrants (December 2018)

In connection with our acquisition of CVie Investments Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, our Board declared a dividend to the holders of record of our outstanding shares of common stock, and holders of certain warrants to purchase common stock, that were outstanding on December 20, 2018 of 0.6148 Series H (AEROSURF) Warrant, for each share of common stock held by a shareholder or each warrant held by a warrant holder, as applicable, on the record date, or the AEROSURF Warrants. The Company expects to distribute AEROSURF Warrants that are exercisable for an aggregate of 987,722 shares of common stock. Each AEROSURF Warrant has a term of five years and provides for automatic exercise into one share of common stock, without any exercise price, upon the Company’s public announcement of the dosing of the first human subject enrolled in the Company’s phase 3 clinical trial for AEROSURF.

Battelle Collaboration Agreement Warrants (October 2014 and December 2018)

We entered into the Battelle Collaboration Agreement with Battelle Memorial Institute, or Battelle, in October 2014, which was amended in August 2015 and March 2016, for the development of a new version of our ADS. In connection with the Battelle Collaboration Agreement, on October 10, 2014, we issued to Battelle warrants to purchase 1,190 shares of common stock, exercisable at a price of $4,200.00 per share, which expire on October 10, 2024. In December 2018, we and Battelle entered into the Battelle Payment Restructuring, which reflected the terms of an October 2017 nonbinding memorandum of understanding, in which we outlined terms to restructure approximately $4.3 million then due to Battelle, under a Research and Development Services Agreement dated as of June 22, 2012 and the Battelle Collaboration Agreement. In connection with the Battelle Payment Restructuring, on December 11, 2018, we issued to Battelle warrants to purchase 25,000 shares of common stock, exercisable at a price of $19.50 per share, which expire on December 7, 2023.

Panacea Venture Management Company Ltd. Warrants (July 2018)

On July 2, 2018, we issued to Panacea Venture Management Company Ltd., or Panacea, a Secured Convertible Promissory Note, or the Panacea Note, with respect to a loan facility in the aggregate amount of up to $1.5 million, which was funded in two loans of $1.0 million on the date of the Panacea Note and $0.5 million on July 23, 2018. In connection with the Panacea Note, we issued to Panacea warrants, or the Series D Warrants, to purchase 62,500 shares, or the Series D Warrant Shares, at an exercise price of $12.00 per Series D Warrant Share, or the Exercise Price. The Series D Warrants may be exercised at any time beginning six months after the date of issuance and through the fifth anniversary of the date of issuance. The Series D Warrants may not be exercised to the extent that the holder thereof would, following such exercise, beneficially own more than 9.99% (or such other percent as designated by each holder) of the Company’s outstanding shares of common stock, which percentage may be increased, decreased or waived by such holder upon sixty-one (61) days’ notice to us. The Series D Warrants also contain customary provisions that adjust the Exercise Price and the number of Series D Warrant Shares in the event of a corporate transaction.

LPH II Warrants (April 2018)

On March 30, 2018, LPH II Investments Ltd. invested $2.6 million in us and acquired 180,555 shares of common stock and 45,139 Series C Warrants to purchase 45,139 shares of common stock, at an exercise price of $16.56 per Series C Warrant Share. The Series C Warrants may be exercised at any time beginning six months after the date of issuance and through the seventh anniversary of the date of issuance. The Series C Warrants may be exercised for cash or on a cashless basis if there is no effective registration statement registering the resale of the Series C Warrant Shares and may not be exercised to the extent that the holder thereof would, following such exercise, beneficially own more than 9.99% (or such other percent as designated by each holder) of the Company’s outstanding shares of common stock, which percentage may be increased, decreased or waived by such holder upon sixty-one (61) days’ notice to us. The Series C Warrants also contain customary provisions that adjust the exercise price and the number of Series C Warrant Shares in the event of a corporate transaction.

February 2017 Private Placement Warrants

On February 15, 2017, we completed a private placement offering of 2,349 Series A Convertible Preferred Stock units. Each unit consisted of: (i) one share of Series A Convertible Preferred Stock, par value $0.001 per share; and (ii) 16 Series A-1 Warrants to purchase one share of common stock at an exercise price equal to $82.20 per share. As of September 17, 2020, there are 117,485 Series A-1 Warrants currently outstanding. The Series A-1 Warrants may be exercised at any time beginning six months after the date of issuance and through the seventh anniversary of the date of issuance. The Series A-1 Warrants may not be converted or exercised to the extent that the holder would, following such exercise or conversion, beneficially own more than 9.99% (or other lesser percent as designated by each holder) of our outstanding shares of common stock.

July 2015 Warrants

On July 22, 2015, we completed a registered public offering of 29,861 Series A units and 50,000 Series B units. Each Series A unit consisted of one share of common stock and a Series A warrant to purchase one share of common stock at an exercise price of $588.00 per share. Each Series B unit consisted of a fully paid pre-funded Series B warrant to purchase one share of common stock at an exercise price of $504.00 per share, and a Series B warrant to purchase one share of common stock at an exercise price of $588.00 per share. As of December 31, 2017, all pre-funded Series B warrants were exercised. The Series A and Series B warrants, collectively the July 2015 Warrants, are exercisable immediately through the seventh anniversary of the date of issuance. The July 2015 Warrants may not be exercised to the extent that the holder would, following such exercise, beneficially own more than 9.99% (or 4.99% as may be elected by each holder) of our outstanding shares of common stock.

Anti-Takeover Effects of Provisions of the General Corporation Law of the State of Delaware, our Certificate of Incorporation and our By-Laws

Certificate of Incorporation and By-Laws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. According to Section 242 of the General Corporation Law of the State of Delaware, or the DGCL, and our By-Laws, the affirmative vote of holders of at least a majority of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend certain provisions of our Certificate of Incorporation. Further, our By-Laws provide that stockholder actions may be effected at a duly called meeting of stockholders or by written consent.

Our By-Laws further provide the Board with the exclusive right to increase or decrease the size of the Board (not less than three), and with the right to elect directors to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director.

Section 203 of the DGCL

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts our ability to enter into business combinations with an interested stockholder, the owner of 15% or more of the corporation’s voting stock, or an interested stockholder’s affiliates or associates, for a period of three years after such person became an interested stockholder. These restrictions do not apply if:

●	before becoming an interested stockholder, our Board approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

●

upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

●

on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our Board and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Choice of Forum

Our Certificate of Incorporation provides that, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or Certificate of Incorporation or By-Laws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The exclusive forum provision in our Certificate of Incorporation shall not apply to any actions or proceedings brought against us under the Securities Act or Exchange Act, whereby the U.S. District Court for the District of Delaware shall be the sole and exclusive forum.

Limitations of Liability and Indemnification Matters

Pursuant to our By-Laws, we indemnify our directors to the maximum extent permissible under the DGCL. In addition, we have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of ours, and otherwise to the fullest extent permitted under the DGCL and our By-Laws. These provisions may be held not to be enforceable for violations of the federal securities laws of the U.S.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “WINT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, New York 10004.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Ladenburg, under which we may offer and sell up to $10,000,000 of our shares of common stock from time to time through Ladenburg acting as agent and/or principal. Sales of our shares of common stock, if any, under this prospectus will be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act or in privately negotiated transactions.

Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify Ladenburg of the number of shares to be issued, the dates on which such sales may be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Ladenburg, unless Ladenburg declines to accept the terms of such notice, Ladenburg has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Ladenburg under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

Under the terms of the sales agreement, we may also sell our shares of common stock to the agent as principal for its own account at prices agreed upon at the time of sale. If we sell our shares of common stock to the agent as principal, we will enter into a separate terms agreement with the agent.

The settlement of sales of shares between us and Ladenburg is generally anticipated to occur on the second trading day following the date on which the sale was made, or on some other date that is agreed upon by and between us and Ladenburg in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Ladenburg may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Ladenburg a commission in cash of 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock through Ladenburg as our agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Ladenburg for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel up to $3,000 per calendar quarter in connection with quarterly diligence bring downs. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Ladenburg under the terms of the sales agreement, will be approximately $210,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Ladenburg will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Ladenburg will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Ladenburg will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Ladenburg against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Ladenburg may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate as permitted therein. We and Ladenburg may each terminate the sales agreement at any time upon five (5) business days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Ladenburg and its affiliates have previously, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive customary fees. In the course of its business, Ladenburg may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Ladenburg may at any time hold long or short positions in such securities.

This prospectus in electronic format may be made available on a website maintained by Ladenburg, and Ladenburg may distribute this prospectus electronically.

LEGAL MATTERS

Troutman Pepper Hamilton Sanders LLP will pass upon certain legal matters relating to this offering. Ellenoff Grossman & Schole LLP, New York, New York has acted as counsel to Ladenburg Thalmann & Co. Inc. in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.windtreetx.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein and you should not consider it part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements contained in this prospectus about other documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 3, 2020;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and June 30, 2020, filed with the SEC on May 13, 2020 and August 14, 2020;
●	Our Current Reports on Form 8-K filed with the SEC on March 13, 2020, March 23, 2020, April 24, 2020, April 29, 2020, April 30, 2020, May 7, 2020, May 22, 2020, July 15, 2020 and July 23, 2020; and
●	The description of our common stock included in our Form 8-A filed with the SEC on May 15, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a copy, without charge, of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Windtree Therapeutics, Inc.

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(215) 488-9300
Attention: Chief Financial Officer

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

Up to $10,000,000

Common Stock

PROSPECTUS

Ladenburg Thalmann

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

The date of this prospectus is               , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$9,735
The Nasdaq Capital Market supplemental listing fee	$(1)
Fees and expenses of the trustee	$(1)
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Miscellaneous	$(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Article Eight of our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) any transaction from which the director derives an improper personal benefit.

Our By-Laws provide that we shall indemnify our directors and officers, the directors and officers of any of our subsidiaries and any other individuals acting as directors or officers of any other corporation at our request, to the fullest extent permitted by law.

We have entered into indemnification agreements with our executive officers and directors containing provisions that may require us, among other things, to indemnify them against liabilities that may arise by reason of their status or service as officers or directors, as applicable, other than liabilities arising from willful misconduct of a culpable nature and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have obtained limited directors’ and officers’ liability insurance.

These provisions in our Certificate of Incorporation and our By-Laws do not eliminate the officers’ and directors’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each officer and director will continue to be subject to liability for breach of their duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the officer or director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions also do not affect an officer’s or director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 16. Exhibits.

(a)	Exhibits

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.
1.2	At The Market Offering Agreement (filed herewith).
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Windtree’s Annual Report on Form 10-K, as filed with the SEC on April 17, 2018).
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Windtree’s Form 8-K filed on April 29, 2020).
3.3	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to Windtree’s Form 8-K filed on April 18, 2016).
4.1*	Form of Preferred Stock Certificate.
4.2*	Certificate of Designations of Preferred Stock.
4.3	Form of Indenture (filed herewith).
4.4*	Form of Debt Security.
4.5*	Form of Warrant.
4.6*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock.
4.7*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock.
4.8*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.
4.9*	Form of Unit.
4.10*	Form of Unit Agreement.
4.11*	Form of Subscription Rights Agreement.
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP (filed herewith).
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
25.1‡	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the indenture filed herewith.

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

‡ To be filed in accordance with the requirements of Item 601(b)(25) of Regulation S-K.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrington, Pennsylvania, on September 17, 2020.

Windtree Therapeutics, Inc.

By:	/s/ Craig E. Fraser
Name:	Craig E. Fraser
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig E. Fraser and John P. Hamill, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Craig E. Fraser	Director, President, and Chief Executive Officer	September 17, 2020
Craig E. Fraser	(Principal Executive Officer)
/s/ John P. Hamill	Senior Vice President and Chief Financial Officer	September 17, 2020
John P. Hamill	(Principal Financial and Accounting Officer)
/s/ James Huang		September 17, 2020
James Huang	Director (Chairman of the Board)
/s/ Daniel E. Geffken		September 17, 2020
Daniel E. Geffken	Director
/s/ John R. Leone		September 17, 2020
John R. Leone	Director
/s/ Joseph M. Mahady		September 17, 2020
Joseph M. Mahady	Director
/s/ Bruce A. Peacock		September 17, 2020
Bruce A. Peacock	Director
/s/ Brian D. Schreiber, M.D.		September 17, 2020
Brian D. Schreiber, M.D.	Director